                                                               EXHIBIT (a)(1)(R)


                      THE TRAVELERS INSURANCE GROUP INC.
                    AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                CITIGROUP INC.


                         HAS INCREASED THE PRICE OF ITS
                          OFFER TO PURCHASE FOR CASH
                ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                      OF
                       TRAVELERS PROPERTY CASUALTY CORP.
                                      TO
                             $41.95 NET PER SHARE

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON WEDNESDAY, APRIL 19, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                                  April 6, 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies And Other Nominees:

     We have been appointed by The Travelers Insurance Group Inc., a
Connecticut corporation (the "Purchaser") and an indirect wholly owned subsidiary of Citigroup Inc., a Delaware corporation, to act as Dealer Manager in connection with the Purchaser's offer to purchase all of the issued and outstanding shares of Class A common stock, par value $.01 per share (the "Shares"), of Travelers Property Casualty Corp., a Delaware corporation (the "Company"), at a purchase price of $41.95 per Share, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 23, 2000 (the "Offer to Purchase"), the First Supplement, dated April 4, 2000 (the "Supplement"), the Second Supplement, dated April 6, 2000 (the "Second Supplement") and in the revised Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of March 22, 2000, among Parent, the Purchaser and the Company.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     Enclosed for your information and use are copies of the following documents:

   1. Second Supplement, dated April 6, 2000;

   2. The revised Letter of Transmittal, including a Certification of Taxpayer Identification Number on Substitute Form W-9, to be used by holders of Shares in accepting the Offer and tendering Shares;

   3. A revised Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents are not immediately available or cannot be delivered to Citibank, N.A. (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

   4. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

   5. Amendment No. 2 to the Solicitation/Recommendation Statement on Schedule 14D-9, dated April 6, 2000, which has been filed by the Company with the Securities and Exchange Commission.

   6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

   7. A return envelope addressed to the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, APRIL 19, 2000, UNLESS THE OFFER IS EXTENDED.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) any other required documents.

     If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedure described under "THE TENDER OFFER--Section 3. Procedures for Tendering Shares" in the Offer to Purchase and the Second Supplement.

     The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, the Purchaser will, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. The Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal.

     Any inquiries you may have with respect to the Tender Offer should be addressed to Salomon Smith Barney or Innisfree M&A Incorporated (the "Information Agent") at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

     Additional copies of the enclosed materials may be obtained from the Information Agent, at the addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.



                                          VERY TRULY YOURS,



                                          SALOMON SMITH BARNEY INC.


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU, OR ANY OTHER PERSON, THE AGENT OF THE PURCHASER, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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